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                                 EXHIBIT 10.25
         WAIVER TO LOAN AND SECURITY AGREEMENT COVENANTS AUG. 10, 1998

Comerica Bank-California
High Technology Banking Group
55 Almaden Boulevard, 2nd Floor
San Jose, CA 95113

August 10, 1998

Gary Rhea
Vice President Finance & CFO
Versant Object Technology Corporation
6539 Dumbarton Circle
Fremont, CA 94555

Dear Gary,

This letter is to acknowledge that Versant Object Technology Corporation ("Borrower") for the time period ending June 10, 1998 has breached paragraphs 6.17b (Minimum Tangible Effect Net Worth), 6.17d (Minimum Quick Ratio), 6.17c (Maximum Debt Ratio), 6.17i (Minimum Debt Service Ratio), and Minimum profitability of the Credit Facility ("Agreement") dated May 15, 1997 between Borrower and Comerica Bank-California ("Bank").

Bank agrees to waive compliance with the defaulted covenants through June 30, 1998. The waiver applies only to the defaulted covenants. This waiver does not apply to any other default that may now exist or may occur after the date of this waiver with respect to the defaulted covenants or any other term, condition or covenant of the Agreement. All other terms and conditions of the Agreement remain unchanged.

Sincerely,

By:
Comerica Bank-California
Alan Jepsen
Vice President and Assistant Manager